UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2005

Maytag Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-655	42-0401785
(Commission File Number)	(IRS Employer Identification No.)

403 West Fourth Street North, Newton Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

(641) 792-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2005, the Compensation Committee (the “Committee”) of Maytag Corporation (the “Company”) approved a number of compensation related items, including the following:

2005 Incentive Compensation Plan

The Committee established target bonus amounts and the performance criteria applicable to the Maytag’s 2005 Incentive Compensation Plan (2005 ICP Plan) for cash bonuses that certain salaried Company employees, including its executive officers, are eligible to earn for 2005, to be paid out in 2006. The performance measure selected for cash bonuses under the 2005 ICP Plan is net income. Awards under the 2005 ICP Plan are based on a percentage of a participant’s annual salary. Actual amounts payable under the 2005 ICP can range from 0 to 200% of the target amounts, based upon the extent to which performance under each of the foregoing criteria meets, exceeds or is below target. The Compensation Committee retains the ability to modify individual executive bonuses based upon individual performance. The 2005 ICP Plan target bonuses range from 40% to 60% of base salary for the executive officers (other than the Company’s Chief Executive Officer) that will identified as “named executive officers” in the Company’s proxy statement for the 2005 Annual Meeting of Stockholders (the “2005 Proxy Statement”).

The 2005 ICP Plan terms and target bonus amount for Ralph F. Hake, the Company’s Chief Executive Officer, will be determined by the Committee before March 31, 2005, and disclosed separately.

2005 Executive Economic Profit Plan

The Committee established target, threshold and maximum targets for a three year long-term incentive award called the 2005 Executive Economic Profit Plan (2005 EEPP) for certain Company employees, including its executive officers. These performance-based cash-denominated awards are granted as “Other Incentive Awards” under the Company’s 2002 Employee and Director Stock Incentive Plan, which was approved by the Company’s stockholders on May 9, 2002 and filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Awards under the 2005 EEPP are based on a percentage of a participant’s annual salary as of the first day of the performance period and pay out in the form of cash or shares of Company stock, as determined in the Committee’s discretion. The performance measure selected under the 2005 EEPP is cumulative economic profit derived from three-year cumulative annual growth rates for revenue and operating income and working capital as a percent of sales. The Compensation Committee believes that Maytag’s achievement of corporate economic profit (net operating profit after taxes less capital charge, as measured against a performance target) has a favorable impact on long-term stockholder value. In addition, the Compensation Committee retains negative discretion with respect to payout of awards under the 2005 EEPP. The Plan target bonuses range from 37.5% to 75% of base salary for the executive officers (other than the Company’s Chief Executive Officer) that will be identified as “named executive officers” in the 2005 Proxy Statement. The 2005 EEPP target award amount for Ralph F. Hake, the Company’s Chief Executive Officer, is 113% of base salary. The form of an Executive Economic Profit Plan Award Agreement is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description
10.1	Form of 2005 Executive Economic Profit Plan Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAYTAG CORPORATION

Date: February 15, 2005	By:	/s/ George C. Moore
	Name:	George C. Moore
	Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
10.1	Form of 2005 Executive Economic Profit Plan Award Agreement